Exhibit 99.3

Offer to Exchange
6 3/8% Series B Senior Subordinated Notes Due 2015
For any and all Outstanding
6 3/8% Senior Subordinated Notes Due 2015
of
L-3 COMMUNICATIONS CORPORATION

                   , 2005

To Securities Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

L-3 Communications Corporation (the ‘‘Company’’) and the subsidiaries of the Company named in Schedule I hereto (the ‘‘Guarantors’’) are offering (the ‘‘Exchange Offer’’) to exchange $100,000 in principal amount of the Company’s new 6 3/8% Series B Senior Subordinated Notes due 2015 (the ‘‘Exchange Notes’’), for each $100,000, and in integral multiples of $1,000 thereafter, in principal amount of outstanding 6 3/8% Senior Subordinated Notes due 2015 (the ‘‘Old Notes’’). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, dated                                , 2005 (as the same may be amended or supplemented from time to time, the ‘‘Prospectus’’), and the enclosed Letter of Transmittal (the ‘‘Letter of Transmittal’’). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The Old Notes are unconditionally guaranteed (the ‘‘Old Guarantees’’) by the Guarantors on a senior subordinated basis, and the Exchange Notes will be unconditionally guaranteed (the ‘‘New Guarantees’’) by the Guarantors on a senior subordinated basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the outstanding Old Guarantees of the Old Notes for which such Exchange Notes are issued in exchange.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the ‘‘Exchange Offer’’ include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the ‘‘Company’’ include the Guarantors as issuers of the New Guarantees and the Old Guarantees, references to the ‘‘Exchange Notes’’ include the related New Guarantees and references to the ‘‘Old Notes’’ include the related Old Guarantees.

The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OLD NOTES REGISTERED IN THEIR OWN NAMES.

The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to them or their order, except as otherwise provided in the Prospectus and the

Letter of Transmittal.

Enclosed are copies of the following documents:

1.	A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions with regard to the Exchange Offer.

2.	The Prospectus.

3.	The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients.

4.	A form of Notice of Guaranteed Delivery.

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on                                  , 2005 unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the ‘‘Expiration Date.’’ Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M. on the Expiration Date.

To participate in the Exchange Offer, certificates for Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under ‘‘The Exchange Offer — Guaranteed Delivery Procedures’’ and the Letter of Transmittal.

Additional copies of the enclosed materials may be obtained from the Exchange Agent, The Bank of New York, by calling                      and directing your inquiries to                                                               .

  Very truly yours,

  L-3 COMMUNICATIONS CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

SCHEDULE I

APCOM, INC., a Maryland corporation
BROADCAST SPORTS INC., a Delaware corporation
D.P. ASSOCIATES INC., a Virginia Corporation
ELECTRODYNAMICS, INC., an Arizona corporation
HENSCHEL INC., a Delaware corporation
HYGIENETICS ENVIRONMENTAL SERVICES, INC., a Delaware corporation
INTELLIGENCE DATA SYSTEMS, INC., a Virginia corporation
INTERNATIONAL SYSTEMS, LLC, a California limited liability company
INTERSTATE ELECTRONICS CORPORATION, a California corporation
KDI PRECISION PRODUCTS, INC., a Delaware corporation
L-3 COMMUNICATIONS AEROMET, INC., an Oregon corporation
L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS ADVANCED LASER SYSTEMS TECHNOLOGY, INC., a Florida corporation
L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC., a Delaware corporation
L-3 COMMUNICATIONS AVYSIS CORPORATION, a Texas Corporation
L-3 COMMUNICATIONS AYDIN CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS CE HOLDINGS, INC.
L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION
L-3 COMMUNICATIONS CSI, INC., a California corporation
L-3 COMMUNICATIONS EO/IR, Inc., a Florida corporation
L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC., a Delaware corporation
L-3 COMMUNICATIONS ESSCO, INC., a Delaware corporation
L-3 COMMUNICATIONS FLIGHT CAPITAL LLC, a Delaware limited liability company
L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC, a Delaware limited liability company
L-3 COMMUNICATIONS GOVERNMENT SERVICES, INC., a Virginia corporation
L-3 COMMUNICATIONS ILEX SYSTEMS, INC., a Delaware corporation
L-3 COMMUNICATIONS INFRARED VISION TECHNOLOGY CORPORATION, a California corporation
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership
L-3 COMMUNICATIONS INVESTMENTS INC., a Delaware corporation
L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC., a Delaware corporation
L-3 COMMUNICATIONS MOBILE-VISION, INC., a New Jersey corporation
L-3 COMMUNICATIONS MAS (US) CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC., a Delaware corporation
L-3 COMMUNICATIONS SONOMO EO, INC., a California corporation
L-3 COMMUNICATIONS TITAN CORPORATION, a Delaware corporation
L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC, a Delaware limited liability company
L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, a Delaware limited liability company
L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada corporation
LINCOM WIRELESS, INC., a Delaware corporation
MCTI ACQUISITION CORPORATION, a Maryland corporation
MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED, a Maryland corporation
MICRODYNE CORPORATION, a Maryland corporation
MICRODYNE OUTSOURCING INCORPORATED, a Maryland corporation
MPRI, INC., a Delaware corporation PAC ORD INC., a Delaware corporation
PAC ORD INC., a Delaware corporation
POWER PARAGON, INC., a Delaware corporation
PROCOM SERVICES, INC., a California corporation
SHELLCO, INC., a Delaware corporation

SYCOLEMAN CORPORATION, a Florida corporation
SPD ELECTRICAL SYSTEMS, INC., a Delaware corporation
SPD SWITCHGEAR INC., a Delaware corporation
TITAN FACILITIES, INC., a Virginia corporation
TITAN SCAN TECHNOLOGIES CORPORATION, a Delaware corporation
TROLL TECHNOLOGY CORPORATION, a California corporation
WESCAM AIR OPS INC., a Delaware corporation
WESCAM AIR OPS LLC, a Delaware limited liability company
WESCAM HOLDINGS (US) INC., a Delaware corporation
WESCAM LLC, a Delaware limited liability company
WOLF COACH, INC., a Massachusetts corporation